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                                                                    EXHIBIT 23.5

                     CONSENT OF WORKMAN, NYDEGGER & SEELEY

    We hereby consent to the references to our firm in this Registration Statement on Form S-4. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          WORKMAN, NYDEGGER & SEELEY

                                          By:        /s/ DAVID O. SEELEY

                                          --------------------------------------
                                                     DAVID O. SEELEY
                                                      VICE PRESIDENT

Dated: January 28, 1997

  Salt Lake City, Utah